Exhibit 99.1

VIA UNITED PARCEL SERVICE
SIGNATURE REQUIRED
May 25, 2017
Mr. Joe Kiani, Chief Executive Officer
Masimo Corporation
52 Discovery
Irvine, CA 92618
Dear Mr. Kiani:
The Food and Drug Administration has completed an evaluation of your corrective actions in response to our Warning Letter (WL#31-14), dated 08/12/14. Based on our evaluation, it appears that you have addressed the violations(s) contained in this Warning Letter. Future FDA inspections and regulatory activities will further assess the adequacy and sustainability of theses corrections.
This letter does not relieve you or your firm from the responsibility of taking all necessary steps to assure sustained compliance with the Federal Food, Drug, and Cosmetic Act and its implementing regulations or with other relevant legal authority. The Agency expects you and your firm to maintain compliance and will continue to monitor your state of compliance. This letter will not preclude any future regulatory action should violations be observed during a subsequent inspection or through other means.
Sincerely,
Kelly D. Sheppard
Acting Program Division Director
Division3/West
Office of Medical Device and Radiological Health Operations

KS:rwb

U.S. Food and Drug Adminstration
OMDRHO Division 3/West
19701 Fairchild Road
Los Angeles, CA 92612
www.fda.gov